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                                                                     EXHIBIT 4.3



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                         QUANTUM HEALTH RESOURCES, INC.


                                       AND


                        FIRST TRUST NATIONAL ASSOCIATION,
                                     Trustee


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                             Supplemental Indenture

                            Dated as of June 28, 1996

                            -------------------------



                                       To


                     Indenture, Dated as of October 8, 1993,
                   Between Quantum Health Resources, Inc. and
                  First Trust National Association, as Trustee,
               Relating to $86,250,000 Aggregate Principal Amount
        of 4 3/4% Convertible Subordinated Debentures Due October 1, 2000



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                             SUPPLEMENTAL INDENTURE


                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 28, 1996, between Quantum Health Resources, Inc., a Delaware corporation (the "Company"), having its principal office at Two Parkwood Crossing, Suite 500, 310 East 96th Street, Suite 500, Indianapolis, Indiana, 46240, and First Trust National Association, a Minnesota corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY


                  WHEREAS the Company and the Trustee heretofore executed and delivered an Indenture, dated as of October 8, 1993 (the "Indenture") (capitalized terms used but not otherwise defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture); and

                  WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered $86,250,000 aggregate principal amount of the Company's 4 3/4% Convertible Subordinated Debentures Due October 1, 2000 (the "Debentures"); and

                  WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 1, 1996, by and among Olsten Corporation, a Delaware corporation ("Olsten"), QHR Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Olsten ("Merger Sub"), and the Company, on June 28, 1996, Merger Sub was merged with and into the Company (the "Merger), with the Company as the surviving corporation, and each issued and outstanding share of the Company's Common Stock, par value $.01 per share ("Quantum Common Stock"), other than such Quantum Common Stock held by stockholders exercising dissenter's rights under the General Corporation Law of the State of Delaware, was converted into the right to receive fifty-eight one hundredths (.58) of one share (the "Conversion Number") of Olsten's Class B Common Stock, par value $.10 per share ("Class B Stock"); and

                  WHEREAS Section 13.11 of the Indenture provides that, in the case of any merger of another Person into the Company which results in the conversion of Quantum Common Stock, the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be Convertible as specified in Section
13.1 of the Indenture, to convert such Debenture only into the kind and amount of securities, cash or other assets receivable upon such merger by a holder of the number of

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shares of Quantum Common Stock into which such Debenture might have been converted immediately prior to such merger; and

                  WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

                  WHEREAS the Company has delivered, or caused to be delivered, to the Trustee, an Opinion of Counsel and Officers' Certificate, each stating that this Supplemental Indenture complies with the requirements of the Indenture.

                  NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                  SECTION 1. Amendment of Certain Sections of' Indenture. Subject to the other provisions hereof, the Indenture is hereby amended and supplemented in the following respects:

                  (a) Section 13.4 of the Indenture is hereby amended and supplemented by adding the following at the end thereof:

                  "(j) From and after the effective time of the merger of QHR Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into the Company pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 1, 1996, by and among Olsten Corporation, a Delaware corporation ("Olsten"), Merger Sub and the Company, which merger occurred on June 28, 1996, the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 13.1, to convert each such Debenture only into the number of shares of Olsten Class B Common Stock, par value $.10 per share, obtained by multiplying fifty-eight one hundredths (.58) by the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such merger, assuming such holder of Common Stock of the Company is not a Constituent Person or an Affiliate of a Constituent Person, subject to such further adjustments as may be required by the provisions of this Indenture;" and

                  SECTION 2. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of

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the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 3. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 4. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to the Indenture, and forms a part of the Indenture for all purposes.

                  SECTION 5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of Sections 310 through 317, inclusive, of the Trust Indenture Act, which provision imposes duties on any Person, the applicable provisions of Sections 310 through 317, inclusive, of the Trust Indenture Act shall control.

                  SECTION 6. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 7. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 8. Benefits of Supplemental Indenture, Etc. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  SECTION 9. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

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                  SECTION 12. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New
York.

                  SECTION 13. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.

                                       QUANTUM HEALTH RESOURCES, INC.


                                       By:
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                                       Title:
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Attest:


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Title:
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                                       FIRST TRUST NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
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                                       Title:
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Attest:


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Title:
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